Exhibit 99.1

Blum Holdings, Inc. Announces Closing of Acquisition of High-Volume Bay Area Cannabis Retail Dispensary

DOWNEY, Calif., Dec. 18, 2025 (GLOBE NEWSWIRE) – Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “Blüm Holdings,” “we” or “us”), a California-based publicly traded holding company, today announced the successful closing of its acquisition of a high-volume Bay Area cannabis retail dispensary through the purchase of all outstanding equity of the operating entity.

The acquired dispensary is a well-established, fully licensed retail operator located in a major Northern California market and has generated approximately $12.0 million in annual revenue with a long operating history and strong local customer base. The transaction further expands Blüm’s Northern California footprint.

“This acquisition reflects our continued focus on disciplined, opportunistic growth,” said Sabas Carrillo, Chief Executive Officer of Blüm Holdings. “We are acquiring durable retail assets with real revenue, real customers, and meaningful operating history, positioning the Company to benefit from both improved execution at the asset level and broader structural tailwinds impacting the U.S. cannabis industry.”

The transaction was completed pursuant to a stock purchase agreement and included a combination of cash and equity consideration. The Company noted that all required closing conditions have been satisfied.

Carrillo added, “As the regulatory backdrop continues to evolve at the federal level, including ongoing discussions around potential reclassification of cannabis under the Controlled Substances Act, we believe scaled, compliant retail operators are well positioned to benefit from broader market development.”

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar. As both a holding company and a marketing platform, Blüm aims to leverage its growing ecosystem to accelerate customer and retail investor acquisition, increase brand awareness, and create value across its portfolio.

For more info, please visit: https://blumholdings.com or follow us on Instagram.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.